FORM OF SECURITY AGREEMENT

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement") is made and entered into as of July ___, 1998, by DIMENSIONAL VISIONS INCORPORATED, a Delaware corporation ("Borrower"), whose chief executive office is located at 2301 W. Dunlap Avenue, Suite 207, Phoenix, Arizona 85021, for the benefit of the holders (collectively, "Lender") of the Borrower's Series A 12% Convertible Secured Debentures (the "Debentures").

1. SECURITY INTEREST

         1.1 COLLATERAL. Borrower hereby grants to Lender a security interest (the "Security Interest") in the property, or interests in property, of Borrower, whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the "Collateral"), as set forth below:

                  (a) All contract rights, leases, documents of title, deposit accounts, certificates of deposit, and general intangibles;

                  (b) The Note dated September 25, 1997 payable by DataNet Enterprises, LLC, a Texas limited liability company to InfoPak, Inc., in the original principal amount of $410,000, as amended, by Addendum No. 1 thereto dated __________, 199___, and Addendum No. 2 thereto dated March 11, 1998 (the "InfoPak Note");

                  (c) All inventory, including, without limitation, raw materials, work-in-process, or materials used or consumed in the business of Borrower, whether in the possession of Borrower, warehouseman, bailee, or any other person or entity;

                  (d) All machinery, furniture, fixtures, and other equipment;

                  (e) All negotiable and nonnegotiable documents of title;

                  (f) All monies, securities or other property now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account of deposit, including, without limitation, any account or deposit held jointly by Borrower with any other person or entity, or for safekeeping or otherwise, except to the extent specifically prohibited by law;

                  (g) All rights under contracts of insurance covering any of the above-described property;
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                  (h)  All  attachments,  accessions,  tools,  parts,  supplies, increases and additions to, and all replacements of and substitutions for any of the above-described property;

                  (i) All products of any of the above-described property, including any products evidenced by a note or other instrument;

                  (j) All proceeds of any of the above-described property, including any proceeds evidenced by a note or other instrument; and

                  (k) All books and records pertaining to any of the above-described property, including, without limitation, any computer readable memory and any computer hardware or software necessary to process such memory (collectively, the "Books and Records").

         1.2 EXCLUSIONS FROM COLLATERAL. Notwithstanding the foregoing, the Collateral shall not include any accounts, receivables, chattel paper, or other rights to payment, except as specifically provided in SECTION 1.1. hereof, nor shall the Collateral include any of the assets or common stock of InfoPak, Inc., except the Note described in SECTION1.1 HEREOF.

2. SECURED OBLIGATIONS

         The Collateral shall secure, in such order of priority as Lender may elect, the following (collectively, the "Secured Obligations"):

                  (a) payment and performance of all obligations of Borrower under the terms of the Debentures, together with all extensions, modifications, substitutions, or renewals thereof, or other advances made thereunder; and

                  (b) payment and performance of every obligation, covenant and agreement of Borrower contained in this Agreement, together with all extensions, modifications, substitutions, or renewals hereof.

Unless Borrower shall have otherwise agreed in writing, the Secured Obligations, for purposes of this Agreement, shall not include "consumer credit" subject to the disclosure requirements of the Federal Truth in Lending Act or any regulations promulgated thereunder.

3. REPRESENTATIONS AND WARRANTIES OF BORROWER

         Borrower hereby represents and warrants to Lender that:

         3.1 USE. The Collateral is or will be used or produced primarily for business purpose of Borrower.

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         3.2 LOCATION. The Collateral,  including, without limitation, the Books and Records will be kept at the facilities of Borrower at 2301 West Dunlap Avenue, Suite 201, Phoenix, Arizona 85021, except for the InfoPak Note which shall be held by Capital West Investment Group ("Capital West") or an affiliate of Capital West for the benefit of Lender, or any agent designated by Lender to hold the InfoPak Note.

         3.3 BUSINESS NAMES. Borrower does not do business under any name other than Dimensional Visions Incorporated.

         3.4 OTHER AGREEMENTS. The execution, delivery and performance by Borrower of this Agreement and all other documents and instruments relating to the Secured Obligations will not result in any material breach of the terms and conditions or constitute a material default under any agreement or instrument under which Borrower is a party or is obligated. Borrower is not in material default in the performance or observance of any covenants, conditions or provisions of any such agreement or instrument.

         3.5 PRIORITY. The Security Interest in the Collateral granted to Lender constitutes, and hereafter will constitute, a security interest of first priority, except with respect to any liens existing as of the date hereof and except for any purchase money security interests as defined in A.R.S. ss.47-9312.

         3.6 AUTHORITY. Borrower has the full power, authority and legal right to grant to Lender the Security Interest, and no further consent, authorization, approval, or other action is required for the grant of the Security Interest or for Lender's exercise of its rights and remedies under this Agreement, except as may be required in connection with the sale of the Collateral by Lender by the laws affecting the offering and sale of securities.

         3.7 CHIEF EXECUTIVE OFFICE. The address of Borrower set forth in the preamble of this Agreement is the chief executive office of Borrower.

         3.8 OBLIGORS. To the knowledge of Borrower, each account, chattel paper, instrument, or general intangible included in the Collateral is genuine and enforceable in accordance with its terms against the party named therein who is obligated to pay the same ("Obligor"), and the security interests that are part of each item of chattel paper included in the Collateral are valid security interests. To the knowledge of Borrower, each Obligor is solvent, and the amount that Borrower has represented to Lender as owing by each Obligor is the amount actually and unconditionally owing by that Obligor, without deduction except for normal cash discounts where applicable. To the knowledge of Borrower, no Obligor has any material defense, setoff, claim or counterclaim of a material nature against Borrower that can be asserted against Lender whether in any proceeding to enforce the Security Interest or otherwise. To the knowledge of Borrower, each document,

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instrument  and chattel paper included in the Collateral is complete and regular on its face and free from evidence of forgery or alteration. To the knowledge of Borrower, no material default has occurred in connection with any instrument, document or chattel paper included in the Collateral. To the knowledge of Borrower, no material payment in connection therewith is overdue and to the knowledge of Borrower, no presentment, dishonor or protest has occurred in connection therewith.

4. COVENANTS OF BORROWER

         4.1 TRANSFERS. Borrower shall not sell, transfer, assign or otherwise dispose of any Collateral or any interest therein (except as permitted herein) without obtaining the prior written consent of Lender and shall keep the Collateral free of all security interests or other encumbrances except the Security Interest, except any liens existing as of the date hereof and any liens junior to the Security Interest. Although proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Lender consents to any sale or other transfers of the Collateral.

         4.2 MAINTENANCE. Borrower shall keep and maintain the Collateral in good condition and repair and shall not use the Collateral in violation of any provision of this Agreement or any applicable statute, ordinance or regulation or any policy of insurance insuring the Collateral.

         4.3 INSURANCE. Borrower shall provide and maintain insurance in accordance with its customary practices.

         4.4 PAYMENTS OF CHARGES. Borrower shall pay when due all taxes, assessments and other charges which may be levied or assessed against the Collateral.

         4.5 FIXTURES AND ACCESSIONS. Borrower shall prevent any portion of the Collateral that is not a fixture from being or becoming a fixture and shall prevent any portion of the Collateral from being or becoming an accession to other goods that are not part of the Collateral.

         4.6 POSSESSION BY LENDER. Borrower, upon demand, shall promptly deliver to Lender all instruments, documents and chattel paper included in the Collateral. Borrower shall notify Lender immediately of any material default by any Obligor in the payment or performance of its obligations with respect to any Collateral, upon Borrower obtaining actual knowledge of such default. Borrower, without Lender's prior written consent, shall not make or agree to make any material alteration, modification or cancellation of, or substitution for, or credit, adjustment or allowance on, any Collateral.

         4.7 NOTICE TO LENDER. Borrower shall give Lender 45 days' prior written notice of any change: (i) in the location of any of the facilities of Borrower;
(ii) in the location of the Collateral, including, without limitation, the Books and Records; or (iii) of the names under which it does business.

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         4.8  INSPECTIONS.  Lender or its agents may inspect the  Collateral  at reasonable times and may enter into any premises where the Collateral is or may be located. Borrower shall keep the Books and Records in accordance with generally accepted accounting principles, to the extent applicable. Unless waived in writing by Lender, Borrower shall, when applicable, mark the Collateral, including, without limitation, the Books and Records, to indicate the Security Interest. Lender shall have free and complete access to the Books and Records and shall have the right to make extracts therefrom or copies thereof. Upon the reasonable request of Lender from time to time, Borrower shall submit up-to-date schedules of the accounts receivable comprising the Collateral in such detail as Lender may reasonably require and shall deliver to Lender confirming specific assignments of all accounts, instruments, documents and chattel paper included in such accounts receivable. After the occurrence of any Event of Default (as defined below), upon the request of Lender, Borrower shall submit up-to-date schedules of inventory comprising the Collateral in such detail as Lender may reasonably require.

         4.9 DEFENSE OF COLLATERAL. Borrower, at its cost and expense, shall protect and defend this Agreement, all of the rights of Lender hereunder, and the Collateral against all claims and demands of other parties, including, without limitation, defenses, setoffs, claims and counterclaims asserted by any Obligor against Borrower and/or Lender. Borrower shall pay all claims and charges that in the reasonable opinion of Lender might prejudice, imperil or otherwise affect the Collateral or the Security Interest. Borrower shall promptly notify Lender of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral and of any threatened or filed claims or proceedings that might in any way affect or impair the terms of this Agreement.

         4.10 PERFECTION OF SECURITY INTEREST. The Security Interest, at all times, shall be perfected and except as otherwise agreed by Lender shall be prior to any other interests in the Collateral. Borrower shall act and perform as necessary and shall execute and file all security agreements, financing statements, continuation statements and other documents requested by Lender to establish, maintain and continue the perfected Security Interest. Borrower, on written demand, shall promptly pay all reasonable costs and expenses of filing and recording, including, without limitation, the reasonable costs of any searches, deemed necessary by Lender from time to time to establish and determine the validity and the continuing priority of the Security Interest.

         4.11 PAYMENT OF CHARGES. Except with respect to any payment less than $25,000 other than for income taxes or payroll taxes, if Borrower fails to pay any taxes, assessments, expenses or charges, or fails to keep all of the Collateral free from other security interests, encumbrances or claims except for Permitted Liens, or fails to keep the Collateral in good condition and repair, or fails to procure and maintain insurance thereon, or to perform otherwise as required herein, Lender may advance the monies necessary to pay the same, to accomplish such repairs, to procure and maintain such insurance or to so perform. Lender is hereby authorized to enter upon any property in the possession or control of Borrower for such purposes.

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         4.12 RIGHTS AND POWERS. Any actions of Lender hereunder may be taken by the holders of the Debentures owning the majority in outstanding principal amount of the Debentures, or any agent acting on their behalf. The costs and expenses of any agent appointed by Lender, including any agent appointed to hold the InfoPak Note, shall be borne by Borrower. All rights, powers, and remedies granted Lender herein, or otherwise available to Lender, are for the sole benefit and protection of Lender, and Lender may exercise any such right, power, or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if under the terms hereof, Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives at its option and in its sole and absolute discretion. All monies advanced by Lender under the terms hereof and all amounts paid, suffered, or incurred by Lender in exercising any authority granted herein, including, without limitation, reasonable attorneys' fees, shall be added to the Secured Obligations, shall be secured by the Collateral, shall bear interest at the highest rate payable on any of the Debentures until paid, and shall be due and payable by Borrower to Lender immediately without demand.

5. NOTIFICATION AND PAYMENTS; COLLECTION OF COLLATERAL; USE OF COLLATERAL BY BORROWER

         5.1 NOTICE TO OBLIGORS. Lender, after the occurrence of any Event of Default, and without notice to Borrower, may notify any or all Obligors of the existence of the Security Interest and may direct the Obligors to make all payments on the Collateral to Lender. Until Lender has notified the Obligors to remit payments directly to it, Borrower, at Borrower's own cost and expense, shall collect or cause to be collected the accounts and monies due under the accounts, documents, instruments and general intangibles or pursuant to the terms of the chattel paper. Lender shall not be liable or responsible for any embezzlement, conversion, negligence or default by Borrower or Borrower's agents with respect to such collections. All agents used in such collections shall be agents of Borrower and not agents of Lender. Unless Lender notifies Borrower in writing that it waives one or more of the requirements set forth in this sentence, any payments or other proceeds of Collateral received by Borrower, after notification to Obligors, shall be held by Borrower in trust for Lender in the same form in which received, shall not be commingled with any assets of Borrower and shall be turned over to Lender not later than the next business day following the day of receipt. All payments and other proceeds of Collateral received by Lender directly or from Borrower shall be applied to the Secured Obligations in such order and manner and at such time as Lender, in its sole discretion, shall determine.

         5.2 COLLECTION. Lender, after the occurrence of an Event of Default and without notice to Borrower, may demand, collect and sue on the Collateral
(either in Borrower's or Lender's name), enforce, compromise, settle or discharge the Collateral and endorse Borrower's name on any instruments, documents, or chattel paper included in or pertaining to the Collateral.

         5.3 USE OF COLLATERAL. Until the occurrence of an Event of Default, Borrower may: (i) use, consume, and sell any inventory included in the Collateral in any lawful manner in the

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ordinary  course of  Borrower's  business  provided  that all sales  shall be at commercially reasonable prices; (ii) make all transfers permitted by SECTION 4.1 hereof; and (iii) subject to SECTION 5.1 and SECTION 5.2 hereof, retain possession of any other Collateral and use it in any lawful manner consistent with this Agreement.

6. COLLATERAL IN THE POSSESSION OF LENDER

         6.1 CARE. Lender shall use such reasonable care in handling, preserving and protecting the Collateral in its possession as it uses in handling similar property for its own account. Lender, however, shall have no liability for the loss, destruction or disappearance of any Collateral unless there is affirmative proof of a lack of due care. A lack of due care shall not be implied solely by virtue of any loss, destruction, or disappearance.

         6.2 PRESERVATION OF COLLATERAL. Borrower shall be solely responsible for taking any and all actions to preserve rights against all Obligors. Lender shall not be obligated to take any such actions whether or not the Collateral is in Lender's possession. Borrower waives presentment and protest with respect to any instrument included in the Collateral on which Borrower is in any way liable and waives notice of any action taken by Lender with respect to any instrument, document, or chattel paper included in any Collateral that is in the possession of Lender.

7. EVENTS OF DEFAULT; REMEDIES

         7.1 EVENTS OF DEFAULT. The occurrence of any of the following events or conditions shall constitute an "Event of Default":

                  (i) Any failure to pay any principal or interest or any other part of the Secured Obligations when the same shall become due and payable.

                  (ii) Borrower shall breach any warranty, representation, covenant, or agreement made herein.

                  (iii) Any warranty, representation, or statement made or furnished to Lender by or on behalf of Borrower shall prove to have been false or misleading in any material respect when made or furnished.

                  (iv) The abandonment by Borrower of all or any part of the Collateral with a value in excess of $25,000.

                  (v) The loss, theft, or destruction of, or any substantial damage to, in excess of $25,000 in amount, any portion of the Collateral, that is not adequately covered by insurance.

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                  (vi) The  occurrence of a Default or an Event of Default under and as defined in the Debentures.

         7.2 REMEDIES. Upon the occurrence of any Event of Default, and at any time while such Event of Default is continuing, Lender shall have the following rights and remedies and may do one or more of the following:

                  (i) Declare all or any part of the Secured Obligations to be immediately due and payable, and the same, with all costs and charges, shall be collectible thereupon by action at law.

                  (ii) Without further notice or demand and without legal process, take possession of the Collateral wherever found and, for this purpose, enter upon any property occupied by or in the control of Borrower. Borrower, upon demand by Lender, shall assemble the Collateral and deliver it to Lender or to a place designated by Lender that is reasonably convenient to both parties.

                  (iii) Operate the business of Borrower as a going concern, including, without limitation, extend sales or services to new customers and advance funds for such operation. Lender shall not be liable for any depreciation, loss, damage, or injury to the Collateral or other property of Borrower as a result of such action. Borrower hereby waives any claim of trespass or replevin arising as a result of such action.

                  (iv) Pursue any legal or equitable remedy available to collect the Secured Obligations, to enforce its title in and right to possession of the Collateral and to enforce any and all other rights or remedies available to it.

                  (v) Upon obtaining possession of the Collateral or any part thereof, after written notice to Borrower as provided in SECTION 7.4 hereof, sell such Collateral at public or private sale either with or without having such Collateral at the place of sale. The proceeds of such sale, after deducting therefrom all expenses of Lender in taking, storing, repairing, and selling the Collateral (including, without limitation, reasonable attorneys' fees) shall be applied to the payment of the Secured Obligations, and any surplus thereafter remaining shall be paid to Borrower or any other person that may be legally entitled thereto. In the event of a deficiency between such net proceeds from the sale of the Collateral and the total amount of the Secured Obligations, Borrower, upon demand, shall promptly pay the amount of such deficiency to Lender.

         7.3 PURCHASE OF COLLATERAL. Lender, so far as may be lawful, may purchase all or any part of the Collateral offered at any public or private sale made in the enforcement of Lender's rights and remedies hereunder.

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         7.4 NOTICE. Any demand or notice of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall be deemed to be commercially reasonable and effective if such demand or notice is given to Borrower at least 10 days prior to such sale, disposition or other intended action, in the manner provided herein for the giving of notices.

         7.5 COSTS AND EXPENSES. Borrower shall pay all reasonable costs and expenses of Lender, including, without limitation, costs of uniform commercial code searches, court costs and reasonable attorneys' fees, incurred by Lender in enforcing payment and performance of the Secured Obligations or in exercising the rights and remedies of Lender hereunder. All such reasonable costs and expenses shall be secured by this Agreement and by other lien and security documents securing the Secured Obligations. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Lender.

         7.6 ADDITIONAL REMEDIES. In addition to any remedies provided herein for an Event of Default, Lender shall have all the rights and remedies afforded a secured party under the UCC and all other legal and equitable remedies allowed under applicable law. No failure on the part of Lender to exercise any of its rights hereunder arising upon any Event of Default shall be construed to prejudice its rights upon the occurrence of any other or subsequent Event of Default. No delay on the part of Lender in exercising any such rights shall be construed to preclude it from the exercise thereof at any time while that Event of Default is continuing. Lender may enforce any one or more rights or remedies hereunder successively or concurrently. By accepting payment or performance of any of the Secured Obligations after its due date, Lender shall not thereby waive the agreement contained herein that time is of the essence, nor shall Lender waive either its right to require prompt payment or performance when due of the remainder of the Secured Obligations or its right to consider the failure to so pay or perform an Event of Default.

8. MISCELLANEOUS PROVISIONS

         8.1 POWER OF ATTORNEY. Borrower hereby appoints Lender as its true and lawful attorney-in-fact, with full power of substitution to do the following:
(i) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing, or payable from the Collateral; (ii) to execute, sign, and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (ii) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Borrower to execute and deliver its release and settlement for the claim; (iv) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Borrower, or otherwise, which in the sole and absolute discretion of Lender may seem to be necessary or advisable; and (v) to execute any documents necessary to perfect or continue the

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Security  Interest.  This power is a power coupled with an interest and is given as security for the Secured Obligations, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender.

         8.2 INDEMNIFICATION. Borrower agrees to indemnify, defend, protect, and hold harmless Lender, and its affiliates and their respective heirs, personal representatives, successors, assigns and shareholders and the directors, officers, employees, agents, and attorneys of the foregoing (collectively, the "Indemnified Parties") for, from, and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnified Parties in connection with any investigative, administrative, or judicial proceeding commenced or threatened, whether or not such Indemnified Parties are designated parties thereto) that may be imposed on, incurred by, or asserted against the Indemnified Parties, in any manner relating to or arising out of this Agreement or the Debentures (the "Indemnified Liabilities"); provided, however, that Borrower shall have no obligation to an Indemnified Party hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnified Party.

         8.3 OTHER SECURITY. The acceptance of this Agreement by Lender shall not be considered a waiver of or in any way to affect or impair any other security that Lender may have, acquire simultaneously herewith, or hereafter acquire for the payment or performance of the Secured Obligations, nor shall the taking by Lender at any time of any such additional security be construed as a waiver of or in any way to affect or impair the Security Interest. Lender may resort, for the payment or performance of the Secured Obligations, to its several securities therefor in such order and manner as it may determine.

         8.4 ACTIONS BY LENDER. Without notice or demand, without affecting the obligations of Borrower hereunder, and without affecting the Security Interest or the priority thereof, Lender, from time to time, may: (i) extend the time for payment of all or any part of the Secured Obligations, accept a renewal note therefor, reduce the payments thereon, release any person liable for all or any part thereof, or otherwise change the terms of all or any part of the Secured Obligations; (ii) take and hold other security for the payment or performance of the Secured Obligations and enforce, exchange, substitute, subordinate, waive, or release any such security; (iii) join in any extension or subordination agreement; or (iv) release any part of the Collateral from the Security Interest.

         8.5 WAIVERS. Borrower waives and agrees not to assert: (i) any right to require Lender to proceed against any guarantor, to proceed against or exhaust any other security for the Secured Obligations, to pursue any other remedy available to Lender, or to pursue any remedy in any particular order or manner;
(ii)  the  benefits  of  any  legal  or  equitable   doctrine  or  principle  of
marshalling; (iii) the benefits of any statute of limitations affecting the enforcement hereof; (iv) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Secured Obligations; and (v) any benefit of, and any right to participate in, any other security now or hereafter held by Lender.

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         8.6 DEFINITIONS. All undefined capitalized terms used herein shall have the meaning given them in the Debentures. Otherwise the terms herein shall have the meanings in and be construed under the UCC.

         8.7 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the choice of law rules of the State of Delaware.

         8.8 JURISDICTION AND VENUE. Borrower hereby expressly agrees that in the event any actions or other legal proceedings are initiated by or against Borrower or Lender involving any alleged breach or failure by any party to pay, perform or observe any sums, obligations or covenants to be paid, performed or observed by it under this Agreement, or involving any other claims or allegations arising out of the transactions evidenced or contemplated by this Agreement, regardless of whether such actions or proceedings shall be for damages, specific performance or declaratory relief or otherwise, such actions, in the sole and absolute discretion of Lender, may be required to be brought in Maricopa County, Arizona; and Borrower hereby submits to the jurisdiction of the State of Arizona for such purposes and agrees that the venue of such actions or proceedings shall properly lie in Maricopa County, Arizona; and Borrower hereby waives any and all defenses to such jurisdiction and venue.

         8.9   COUNTERPARTS.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.

         8.10 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, supersede all other prior understandings, oral or written, with respect to the subject matter hereof, and are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them.

         8.11 AMENDMENTS. No amendment, modification, change, waiver, release, or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

         8.12 SECTION HEADINGS. The section headings set forth in this Agreement are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Agreement.

         8.13 TIME OF ESSENCE. Time is of the essence of this Agreement and each and every provision hereof.

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         8.14 SEVERABILITY. If any provision hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effectuate the other provisions hereof.

         8.15 BINDING NATURE. This provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns. The term "Lender" shall include not only the original Lender hereunder but also any future owner and holder, including, without limitation, pledgees, of Debenture or Debentures or note or notes evidencing the Secured Obligations. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

         8.16 CONSTRUCTION. This Agreement shall be construed as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Agreement.

         8.17 CONTINUING AGREEMENT. This is a continuing Agreement which shall remain in full force and effect until actual receipt by Lender of written notice of its revocation as to future transactions and shall remain in full force and effect thereafter until all of the Secured Obligations incurred before the receipt of such notice, and all of the Secured Obligations incurred thereafter under commitments extended by Lender before the receipt of such notice, shall have been paid and performed in full.

         8.18 NO SETOFFS BY BORROWER. No setoff or claim that Borrower now has or may in the future have against Lender shall relieve Borrower from paying or performing the Secured Obligations.

         8.19 NOTICES. All notices required or permitted to be given hereunder shall be in accordance with provisions of the Debentures.

         8.20 COPY. A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.

         8.21 CONFLICTS. In the event any provision of this Agreement is inconsistent with any provisions of the Debentures, the provision of the Loan Agreement shall prevail.

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         IN WITNESS  WHEREOF,  this Agreement was executed by Borrower as of the date first set forth above.

                                          BORROWER

                                          DIMENSIONAL VISIONS INCORPORATED,
                                          a Delaware corporation


                                          By:___________________________________
                                          Name: John D. McPhilimy
                                          Title:    President

[INSERT POWER OF ATTORNEY]  -  LOO

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